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                                                               EXHIBIT (a)(1)(K)

Stock Exchange Survey                                            [Send] [Cancel]

Email:

Please type in your name:

To: John Holtrust


Did you receive your email copy of the "Exchange Offer Prospectus"?:

[_] Yes [_] No

Do you understand the major elements of the "Stock Option Exchange Program"?:

[_] Yes [_] No

Are you aware that the Acknowledgement and Election Form must be returned by December 6, 2002 at 5:00 p.m. PST whether or not you want to participate in the program?:

[_] Yes [_] No

Do you know you can obtain a duplicate "Acknowledgement and Election Form" via email from ExchangeOfferElectionForms@microsemi.com or by faxed request to
(866)803-2718?:

[_] Yes [_] No



Message:


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